UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HEALTHCARE TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Recorded telephone messages

“Hello. This is Todd Jensen, President and Interim CEO of Healthcare Trust with an urgent request.

This is likely one of many calls you have received regarding our annual stockholder meeting which is scheduled for this Thursday, May 25th. We need your vote in order to hold the meeting on time and to stop the communications to you about the vote.

If you are ready to vote your shares now, you may do so by pressing 1 at any time to be immediately connected with a Broadridge proxy specialist.

If you received this as a voice mail message please contact Broadridge no later than tomorrow at 855-973-0096 for help with voting your shares.

The annual proxy is a required process and, to reach quorum and convene the meeting, at least half of the outstanding shares must be present either in person or by proxy at the meeting. Your vote today will help us achieve the required participation without needing to adjourn the meeting.

We appreciate your investment in Healthcare Trust and thank you for your vote.”

“Hello. This is Todd Jensen, President and Interim CEO of Healthcare Trust with an urgent request.

This is likely one of many calls you have received regarding our annual stockholder meeting which is scheduled for this Thursday, May 25th. We need your vote in order to hold the meeting on time and to stop the communications to you about the vote.

Please contact a specialist at Broadridge, our proxy agent, today or tomorrow, at 855-973-0096 for help with voting your shares.

The annual proxy is a required process and, to reach quorum and convene the meeting, at least half of the outstanding shares must be present either in person or by proxy at the meeting. Your vote today will help us achieve the required participation without needing to adjourn the meeting.

We appreciate your investment in Healthcare Trust and thank you for your vote.”